Exhibit 99.1

SOLV ENERGY REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

SAN DIEGO, California – November 12, 2026 – (GLOBE NEWSWIRE) – SOLV Energy, Inc. (“SOLV” or the “Company”) (Nasdaq: MWH), a leading provider of infrastructure services to the power industry, today announced financial results for the third quarter ended September 30, 2026.

Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
(in $ millions, unless noted otherwise)	2026	2025	2026	2025
Revenue	$1,242	$753	$2,870	$1,697
Gross Profit[1]	$221	$148	$480	$320
Gross Margin (%)[1]	17.8%	19.7%	16.7%	18.9%
Net income[2]	$123	$70	$162	$114
Adjusted Gross Profit[3]	$215	$148	$484	$320
Adjusted Gross Margin (%)[3]	17.3%	19.7%	16.9%	18.9%
Adjusted EBITDA	$173	$122	$383	$242
Adjusted EBITDA Margin (%)	13.9%	16.1%	13.3%	14.3%

1)

Commencing in 2026, the Company classified certain annual incentive compensation within Cost of Revenue instead of Selling, General & Administrative Expense. This change affects the presentation of Gross Profit, Gross Margin and Adjusted Gross Margin but has no impact on Net Income, Adjusted EBITDA, or cash flows.

2)	Represents Net Income before Non-Controlling Interest.
3)	Adjusted Gross Profit and Adjusted Gross Margin exclude the impact of the allocation of non-cash compensation expense to cost of revenue.

Financial and Business Highlights

•	Trailing twelve-month safety metrics below industry benchmarks

•	Record financial performance during the first nine months of 2026, with revenue up 69% year over year

•	Total backlog as of September 30, 2026 of approximately $9.2 billion

•	Over 24 GW under contract for O&M services

•	Completed the acquisition of ASB Energy Services on October 30, 2026

•	Raising full-year 2026 financial guidance

“SOLV delivered another quarter of strong results, driven by continued execution across the business, our focus on safety, and the dedication of our employees,” said George Hershman, Chief Executive Officer of SOLV Energy. “With a growing backlog, momentum across our operations, and continued demand across our markets, we are raising our full-year guidance and remain focused on disciplined execution, responsible growth, and expanding the value we provide to our customers. We believe the strength of our backlog and the opportunities we see throughout the energy infrastructure lifecycle position us well as we look ahead to 2027.”

Results of Operations

Revenue for the third quarter of 2026 increased 65% year over year to $1,242 million, bringing year to date revenue to $2,870 million, or an increase of 69% year over year. This growth was primarily driven by both an increase in new construction activity and in existing infrastructure revenue.

Gross profit in the third quarter of 2026 was $221 million, bringing year to date results to $480 million. On an adjusted basis, or excluding non-cash compensation expense in cost of revenue, Adjusted Gross Profit was $215 million, bringing year to date 2026 results to $484 million.

Gross and Adjusted Gross Margin in the third quarter of 2026 were 17.8% and 17.3%, respectively, compared to 19.7% for both measures in the prior-year period. Through the first nine months of 2026, Gross and Adjusted Gross Margin were 16.7% and 16.9%, respectively, as compared to 18.9% for both measures in the prior year period.

Third quarter and nine months ending 2026 Gross and Adjusted Gross Margin variances year over year, primarily reflect the impact in 2025 from project performance and contingency release from later stage projects, the contribution of a significant repair job in 2025, and the classification change of both non-cash and annual incentive compensation expense from SG&A to Cost of Sales during 2026.

Net income was $123 million for the third quarter of 2026, compared with $70 million in the prior-year period. The increase primarily reflects higher operating income associated with revenue growth and lower interest expense following the repayment of term debt in connection with the February 2026 IPO. Net income year to date was $162 million, compared to income of $114 million in the prior-year period. Year to date net income reflects the benefit of higher operating income and lower interest expense, partially offset by an $11 million loss on extinguishment of the term debt repaid at the IPO and a $77 million one-time non-cash compensation charge related to the modification and accelerated vesting of legacy equity awards in connection with the IPO.

Adjusted EBITDA for the third quarter of 2026 was $173 million bringing year to date performance to $383 million, or 13.9% and 13.3% of revenue, respectively. See the reconciliation of net income to Adjusted EBITDA in the financial tables included in this press release.

Acquisition of ASB Energy Services

On October 30, 2026, SOLV completed the acquisition of ASB Energy Services, a Texas-based contractor specializing in substation foundations, civil construction and battery energy storage system infrastructure. The consideration for the acquisition included approximately $36 million in cash, net of cash acquired, and the issuance of 376,836 shares of Class A common stock. The addition of ASB Energy Services expands SOLV’s self-perform high-voltage construction capabilities and increases the Company’s presence in Texas and other high-growth regions. ASB serves customers across the data center, energy storage, renewable energy and industrial sectors and will operate as a SOLV Energy company.

Corporate Liquidity

SOLV ended the third quarter with approximately $609 million of liquidity, including $422 million of Cash and Cash Equivalents and $187 million of availability under the revolving credit facility after giving effect for approximately $13 million of outstanding letters of credit. Third quarter ending liquidity excludes the acquisition of ASB Energy Services as described above.

Financial Outlook

Based on strong year to date execution and the Company’s current expectations for the remainder of the year, SOLV is raising its full-year 2026 financial outlook.

The Company’s updated full-year 2026 financial guidance for the year ending December 31, 2026 is as follows:

(in millions, unless noted otherwise)	Revised FY26 Guidance	Prior Guidance[1]
Revenue	$4,030 - $4,120	$3,870 - $3,970
Adjusted Gross Profit[2]	$660 - $690	$620 - $660
Adjusted Gross Margin (%)[2]	16.4% - 16.7%	16.0% - 16.6%
Adjusted EBITDA	$525 - $540	$485 - $505
Adjusted EBITDA Margin (%)	13.0% - 13.1%	12.5% - 12.7%

1)	As previously presented on the Company’s second quarter 2026 earnings release on August 13, 2026
2)	Adjusted Gross Profit and Adjusted Gross Margin exclude the impact of the allocation of non-cash compensation expense to cost of revenue

Conference Call and Webcast Information

Management will present results during a conference call today November 12, 2026, at 8:30 a.m. Eastern time.

A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at https://investors.solvenergy.com and clicking on “News & Events” under the Investor Relations section. The webcast will be archived on the site for those unable to listen in real time.

About SOLV

SOLV Energy (Nasdaq: MWH) is a leading provider of infrastructure services to the power industry, including engineering, procurement, construction, testing, commissioning, operations, maintenance and repowering. Since 2008, we have built over 24 GW of generating capacity. SOLV Energy also provides operations and maintenance (O&M) services to over 24 GW of generating capacity. In addition to EPC and O&M for utility-scale power plants and related T&D infrastructure, we offer large-scale repair, emergency response and repowering services and install end-to-end SCADA and network infrastructure solutions to maximize project performance and energy availability.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact contained in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,”

“seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: a wide range of factors, many that are beyond our control, can impact the timing, performance or profitability of our projects, any of which can result in additional costs to us, reductions or delays in revenues, the payment of liquidated damages by us or project termination; our results of operations, financial condition and other financial and operational disclosures are based upon estimates and assumptions that may differ from actual results or future outcomes; changes in estimates related to revenues and costs associated with our contracts with customers could result in a reduction or elimination of revenues, a reduction of profits or the recognition of losses; backlog may not be realized or may not result in profits and may not accurately represent future revenue; the imposition of additional duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; our results of operations may vary significantly from quarter to quarter; the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and battery storage specifically; limitations on the availability or an increase in the price of materials, equipment and subcontractors that we and our customers depend on to complete and maintain projects; our business is labor-intensive, and we may be unable to attract and retain qualified employees or we may incur significant costs in the event we are unable to efficiently manage our workforce or the cost of labor increases; the loss, or reduction in business from, certain significant customers; many of our contracts may be canceled or suspended on short notice or may not be renewed upon completion or expiration, and we may be unsuccessful in replacing our contracts; we may fail to adequately recover on contract modifications against project owners for payment or performance; the nature of our business exposes us to potential liability for warranty, engineering and other related claims; during the ordinary course of our business, we are subject to lawsuits, claims and other legal proceedings, as well as bonding claims and related reimbursement requirements; we can incur liabilities or suffer negative financial or reputational impacts relating to health and safety matters; disruptions to our information technology systems or our failure to adequately protect critical data, sensitive information and technology systems; we have identified material weaknesses in our internal control over financial reporting and if our remediation of the material weaknesses is not effective, or if we otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations; any deterioration in the quality or reputation of our brands, which can be exacerbated by the effect of social media or significant media coverage; the loss of, or our inability to attract or keep, key personnel could disrupt our business; our inability to successfully execute our acquisition strategy; we may be unable to compete for projects if we are not able to obtain surety bonds, letters of credit or bank guarantees; we are generally paid in arrears for our services and may enter into other arrangements with certain of our customers, which could subject us to potential credit or investment risk and the risk of client defaults; insurance and claims expenses, as well as the unavailability or cancellation of third-party insurance coverage; our business and results of operations are subject to physical risks including those associated with climate change; our business is subject to operational hazards, including, among others, damage from severe weather conditions and electrical hazards, that can result in significant liabilities, and we may not be insured against all potential liabilities; increasing scrutiny and changing expectations from various stakeholders with respect to corporate sustainability practices may impose additional costs on us or expose us to reputational or other risks; our unionized workforce and related obligations; our inability to maintain, protect or enforce our rights in intellectual property; we may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies; we use artificial intelligence technologies in our business, and the deployment, use, and maintenance of these technologies involve significant technological and legal risks; negative macroeconomic conditions and industry-specific market conditions; fluctuations in economic, political, financial, industry and market conditions on a regional, national or global basis, including as a result of, among other things, inflationary pressure that impacts our costs associated with labor, equipment and materials, increased interest rates, default or threat of default by the U.S. federal government with respect to its debt obligations, U.S. government shutdowns, natural disasters and other emergencies (e.g., wildfires, weather-related events or pandemics), deterioration of global or specific trade relationships, or acts of war, including but not limited to conflicts in the Middle East, geopolitical conflicts and political unrest; projects in our industry can have long sales cycles requiring significant upfront investment of resources; our revenues and profitability can be negatively impacted if our customers encounter financial difficulties or file for bankruptcy or disputes arise with our customers; the highly competitive nature of our business; technological advancements in other forms of power generation could negatively affect our business; regulatory requirements applicable to our industry and changes in current and potential legislative and regulatory initiatives may adversely affect demand for our services; we are subject to complex federal, state and other environmental, health and safety laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities; we are subject to various specific regulatory regimes and requirements that could result in significant compliance costs and liabilities; any actual or perceived failure to comply with new or existing laws, regulations or other requirements relating to the privacy, security and processing of personal information; changes in tax laws or our tax estimates or positions; failure to comply with anti-corruption, anti-bribery and/or international trade laws; violations of export control and/or economic sanctions laws and regulations to which we are subject and changes to U.S. foreign trade policy; immigration laws, including our inability to verify employment eligibility; our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly; our failure to comply with the covenants contained in the credit agreement could result in an event of default that could cause repayment of our debt to be accelerated; we may incur substantial additional indebtedness in the future and may not be able to generate sufficient cash to service such indebtedness, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful; and the expenses that are required in order to operate as a public company could be material. For additional discussion of factors that could impact our operational and financial results, please refer to our filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.solvenergy.com/financial-information/sec-filings. The Company assumes no responsibility to update forward-looking statements made herein or otherwise. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Non-GAAP Information

Included in this press release are certain financial measures, including EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin that are not required by or prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and are designed to supplement, and not substitute, the Company’s financial information presented in accordance with GAAP. The Company’s board of directors, management and investors use EBITDA, Adjusted EBITDA, Adjusted Gross Profit, and Adjusted Gross Margin to assess the Company’s financial performance because such measures allow them to compare operating performance on a consistent basis across periods. The Company believes these measures provide investors with additional information regarding the factors and trends affecting its business and facilitate comparisons of operating performance across periods. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or nonrecurring items. Please see the financial tables included with this press release for reconciliations thereof to the most directly comparable GAAP measures.

The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as provisions for income taxes necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Investor Contact:

Mike Adams

InvestorRelations@solvenergy.com

Media Contact:

Ashley McCarthy

media@solvenergy.com

Supplemental Tables:

SOLV Energy, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Revenue	$1,241,793	$753,067	$2,869,841	$1,696,866
Cost of revenue	1,020,881	604,866	2,390,243	1,376,505

Gross profit	220,912	148,201	479,598	320,361
Selling, general and administrative expenses	61,735	50,522	225,759	127,749
Amortization expense	17,016	14,879	49,176	42,415

Total operating expenses	78,751	65,401	274,935	170,164

Operating income	142,161	82,800	204,663	150,197
Loss on debt extinguishment	—	—	10,688	—
Interest expense	1,742	13,680	10,041	40,433
Interest income	(1,840)	(1,049)	(5,133)	(5,904)
Other income, net	(1,507)	(468)	(4,107)	(408)

Income before income taxes	143,766	70,637	193,174	116,076
Income tax expense	21,019	533	31,008	1,842

Net income	122,747	70,104	162,166	114,234
Net income (loss) attributable to non-controlling interests and LLC members prior to IPO	52,856	(3)	78,663	586

Net income attributable to SOLV Energy, Inc.	$69,891	$70,107	$83,503	$113,648

	Three Months Ended September 30, 2026		Period from February 12, 2026 to September 30, 2026
Net income per share:
Basic	$0.55		$0.69
Diluted	$0.53		$0.66
Weighted average shares outstanding:
Basic	127,229,245		121,156,542
Diluted	132,159,632		126,195,127

SOLV Energy, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share amounts)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$422,132	$394,876
Accounts receivable, net	648,537	269,044
Contract assets	155,087	156,744
Capitalized project development costs	—	17,734
Prepaid and other current assets	77,262	60,887

Total current assets	1,303,018	899,285

Other assets:
Property and equipment, net	133,115	106,383
Operating lease right-of-use assets	7,360	8,010
Goodwill	442,035	429,279
Intangible assets, net	340,102	362,390
Deferred tax assets	235,385	—
Other long-term assets	8,726	10,925

Total assets	$2,469,741	$1,816,272

LIABILITIES AND STOCKHOLDERS’/MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$778,566	$562,218
Contract liabilities	322,833	308,619
Current portion of equipment financing	6,920	6,526
Current portion of lease liabilities	17,758	12,978
Current portion of long-term debt	—	2,498

Total current liabilities	1,126,077	892,839

Other liabilities
Term debt, long term	—	391,988
Equipment financing, long-term	15,798	21,317
Lease liabilities, long-term	46,698	36,559
Tax receivable agreement	289,814	—
Other long-term liabilities	20,622	18,344

Total liabilities	1,499,009	1,361,047

Commitments and Contingencies - Note 12
Member’s equity:
Total member’s equity	—	452,195
Stockholders’ equity:
Class A common stock, $0.0001 par value; 1,250,000,000 shares authorized, 131,067,175 shares issued and outstanding	14	—
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 71,326,624 shares issued and outstanding	7	—
Additional paid-in capital	525,907	—
Retained earnings	83,503	—

Total stockholders’ equity to SOLV Energy, Inc.	609,431	—

Non-controlling interest	361,301	3,030

Total member’s/stockholders’ equity	970,732	455,225

Total liabilities and stockholders’/member’s equity	$2,469,741	$1,816,272

SOLV Energy, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Operating activities
Net income	$162,166	$114,234
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	77,622	63,247
Non-cash compensation expense	77,249	2,871
Loss on extinguishment of debt (non-cash portion)	6,676	—
Write off of project development costs	4,265	6,967
Tax receivable agreement liability adjustment	(3,680)	—
Other	(818)	88
Change in operating assets and liabilities	(146,208)	(64,755)

Cash flows provided by operating activities	177,272	122,652
Investing activities
Purchases of property and equipment	(27,017)	(13,163)
Cash paid for acquisitions, net of cash acquired	(37,104)	(55,070)

Cash flows used in investing activities	(64,121)	(68,233)
Financing activities
Issuance of Class A common stock, net of underwriting discount	844,249	—
Purchase of LLC Interests	(291,706)	—
Repayment of term debt	(405,203)	(3,047)
Payment of deferred acquisition consideration	(5,500)	—
Payment of offering costs	(6,496)	—
Proceeds on debt	—	32,500
Payment of debt issuance costs	(2,800)	(488)
Payments for finance leases	(9,914)	(6,726)
Proceeds on equipment financing	—	14,500
Payments on equipment financing	(5,125)	(4,444)
Distributions to members of SOLV Energy Holdings LLC	(203,400)	(86,632)

Cash flows used in financing activities	(85,895)	(54,337)
Increase in cash and cash equivalents	27,256	82
Cash and cash equivalents, beginning of period	394,876	207,987

Cash and cash equivalents, end of period	$422,132	$208,069

Supplemental cash flow information:
Interest paid	$9,238	$36,183
Income taxes paid	$16,073	$1,216
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	$25,606	$10,283
Deferred offering costs reclassified to additional paid-in-capital	$11,052	$—
Contingent consideration recognized in connection with acquisition	$8,335	$—

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for gross margin)	2026	2025	2026	2025
Net income	$122,747	$70,104	$162,166	$114,234
Interest expense	1,742	13,680	10,041	40,433
Interest income	(1,840)	(1,049)	(5,133)	(5,904)
Provision for income taxes	21,019	533	31,008	1,842
Depreciation and amortization	27,133	22,129	77,622	61,892

EBITDA	170,801	105,397	275,704	212,497
Non-cash compensation expense	(2,421)	899	77,249	2,871
Gain on the disposal of property and equipment	(140)	(260)	(174)	(257)
Loss on the extinguishment of debt	—	—	10,688	—
Change in the fair value of derivative	—	(33)	(1)	21
Tax receivable agreement remeasurement	(1,252)	—	(3,680)	—
Non-recurring private equity management fees, transaction, integration and transition costs, and other non-cash costs(1)	5,892	15,529	23,090	26,720

Adjusted EBITDA	$172,880	$121,532	$382,876	$241,852

(1)

Consists of management fees paid to American Securities, that are no longer being incurred following the IPO date, one-time IPO related costs, non-recurring transaction and integration costs inclusive of deferred compensation or earn-out structures to employees of acquired businesses that are not related to normal course compensation and are conditioned on post-closing service obligations, and other non-cash or non-recurring expenses. We recorded management fees, including reimbursable expenses, of nil and $0.8 million for the three months ended September 30, 2026 and 2025, respectively and $0.8 million and $2.7 million for the nine months ended September 30, 2026 and 2025. For the three months ended September 30, 2026, we recorded $5.3 million related to transaction and integration costs, and non-capitalized IPO related costs. For the nine months ended September 30, 2026, we recorded $16.6 million related to transaction and integration costs, and noncapitalized IPO related costs, and wrote-off $5.2 million of capitalized development costs included in cost of revenue related to activity from the historical development business no longer in service, which were offset by miscellaneous immaterial adjustments.

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for gross margin)	2026	2025	2026	2025
Gross profit (GAAP)	220,912	148,201	479,598	320,361
Non-cash compensation expense	(6,218)	—	4,473	—

Adjusted gross profit (Non-GAAP)	214,694	148,201	484,071	320,361
Gross Margin %	17.8%	19.7%	16.7%	18.9%
Adjusted Gross Margin %	17.3%	19.7%	16.9%	18.9%